Exhibit 10.94
Second AMENDMENT TO
MASTER SERVICE AGREEMENT
     This Second Amendment (“Second Amendment”) to the Master Services Agreement by and between Intuit Inc. (“Intuit”) and Arvato Services, Inc. (“Contractor”), is made and entered into as of May 29, 2007 (the “Effective Date”). Except as specifically modified in this Second Amendment, all other terms and conditions of the Agreement remain unmodified and in full force and effect. In the event of any inconsistency between the terms of the Agreement and the terms of this Second Amendment, the terms of this Second Amendment shall prevail.
     WHEREAS Intuit and Contractor are parties to that certain Master Services Agreement made effective on May 28, 2003, as amended by the First Amendment made effective on May 29, 2006 (collectively the “Agreement”);
     WHEREAS pursuant to the Agreement, Contractor agreed to perform and has performed certain services for Intuit;
     WHEREAS Intuit and Contractor now desire to extend the term of the Agreement;
     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereby agree as follows:
     1. Amendment of Agreement. As of the Effective Date, the Agreement is amended as follows:
          (a) The end date of the Term is extended to July 31, 2008.
     2. Counterparts. This Second Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.
     IN WITNESS WHEREOF, the authorized representatives of the parties have executed this Second Amendment as of the Effective Date.

INTUIT INC. By: /s/ Scott Beth Name: Scott Beth Title: VP, Procurement	ARVATO SERVICES, INC. By: /s/ R. Leitch Name: Ron Leitch Title: President / CEO